REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In planning and performing our audits of the
consolidated financial statements of the
SilverPepper Commodity Strategies Global
Macro Fund and the financial statements of
the SilverPepper Merger Arbitrage Fund (the
Funds), each a series of shares of Investment
Managers Series Trust, as of and for the
period ended June 30, 2014, in accordance
with the standards of the Public Company
Accounting Oversight Board (United States),
we considered their internal control over
financial reporting, including control activities
for safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Funds internal control
over financial reporting.   Accordingly, we
express no such opinion.

The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.   In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs
of controls.   A companys internal control
over financial reporting is a process designed
to provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.   A
companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation
of a control does not allow management or
employees, in the normal course of
performing their assigned functions, to
prevent or detect misstatements on a timely
basis.   A material weakness is a deficiency,
or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.






To the Shareholders and
Board of Trustees of
Investment Managers Series Trust





Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2014.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust and the
Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2014